UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2015, Lear Corporation (“Lear”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Richard H. Bott	65,828,819	51,300	203,643	4,883,683
Thomas P. Capo	62,187,204	3,690,530	206,028	4,883,683
Jonathan F. Foster	64,321,873	1,559,929	201,960	4,883,683
Kathleen A. Ligocki	65,827,112	57,663	198,987	4,883,683
Conrad L. Mallett, Jr.	60,512,118	5,370,995	200,649	4,883,683
Donald L. Runkle	65,820,553	63,895	199,314	4,883,683
Matthew J. Simoncini	65,831,122	53,152	199,488	4,883,683
Gregory C. Smith	65,829,145	55,209	199,408	4,883,683
Henry D.G. Wallace	62,175,553	3,708,938	199,271	4,883,683

Ratification of appointment of independent registered public accounting firm	69,776,889	857,955	332,601

Advisory approval of Lear Corporation’s executive compensation	64,871,429	794,424	417,909	4,883,683

Section 8 – Other Events

Item 8.01 Other Events.

On May 14, 2015, Lear announced that its Board of Directors has declared a $0.25 per share quarterly cash dividend on Lear’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 14, 2015	By:	/s/ Jeffrey H. Vanneste
		Name:	Jeffrey H. Vanneste
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated May 14, 2015

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